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                                  Exhibit 23.2

                          Consent of Ernst & Young LLP



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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the Per-Se Technologies, Inc. Non-Qualified Stock Option Plan for Non-Executive Employees, as amended, of our reports dated February 7, 2003, with respect to the consolidated financial statements and schedule of Per-Se Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                   /s/ Ernst & Young LLP


Atlanta, Georgia
May 9, 2003